Exhibit 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP
61 Broadway, 32 nd Flr.
New York, NY 10025
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

August 8, 2014

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:	Omagine Form S-1 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Omagine, a Delaware corporation (the "Company"), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of Omagine, certificates of officers of Omagine and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement consisting of up to 3,085,822  shares of common stock which may be issued pursuant to the Stand-by Equity Distribution Agreement dated April 22, 2014 between the Company and YA Global Master SPV Ltd. are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

By:	/s/ SICHENZIA ROSS FRIEDMAN FERENCE LLP
SICHENZIA ROSS FRIEDMAN FERENCE LLP